UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to § 240.14a-12

ANWORTH MORTGAGE ASSET CORPORATION
(Name of Registrant as Specified in Its Charter)

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Anworth Mortgage Asset Corporation

NEWS RELEASE

For release May 15, 2014

Contact: John T. Hillman @ 310/255-4438 or 310/255-4493

GLASS LEWIS AND EGAN-JONES JOIN ISS IN RECOMMENDING THAT ANWORTH

STOCKHOLDERS ELECT ALL SIX OF ANWORTH’S DIRECTOR NOMINEES

Both Glass Lewis and Egan-Jones Reject All of Western Investments LLC’s Nominees

SANTA MONICA, Calif. – May 15, 2014 – Anworth Mortgage Asset Corporation (NYSE: ANH) today announced that Glass, Lewis & Co. (“Glass Lewis”) and Egan-Jones Proxy Services (“Egan-Jones”), two of the nation’s leading proxy advisory firms, have rejected every one of Western Investment LLC’s director nominees and recommend that Anworth stockholders vote for the election of all six of Anworth’s director nominees on the WHITE proxy card at the Company’s 2014 Annual Meeting of Stockholders, to be held on May 22, 2014. Accordingly, this makes the rejection of Western’s director nominees unanimous by all three U.S. leading proxy advisory firms.

Commenting on the Glass Lewis and Egan-Jones reports, Anworth issued the following statement:

We are pleased that Glass Lewis, Egan-Jones and ISS have all issued unanimous and unequivocal recommendations in favor of Anworth’s six highly-qualified and experienced director nominees. Three of the nation’s leading proxy advisory firms have concluded that no change to Anworth’s Board of Directors is warranted. This validates our belief that we have the right strategy, the right management and the right Board in place to lead the Company and enhance stockholder value now and in the future.

Our directors are active, engaged and their experience is critical to Anworth’s business. The Board consists of proven and qualified leaders with more than 80 years of combined experience in the mortgage REIT industry and is well-suited to continue to design and oversee management’s execution of Anworth’s investment and growth strategy. Under the current Board, we are confident that Anworth is well-positioned for increased growth, dividend income and steady investment returns. We strongly urge all Anworth stockholders to follow the recommendation of Glass Lewis, Egan-Jones and ISS and vote today “FOR” our director nominees on the WHITE proxy card today.

In its May 14, 2014 report, Glass Lewis stated*:

-

“In our view, the current board has a clear and well-balanced strategy to attempt to further improve Anworth’s performance and total shareholder returns. The board believes its new diversification strategy of investing in various new classes of rental, interest and other real estate

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assets and activities position the Company for future growth and improved investment performance. On the capital allocation front, the board recently increased Anworth’s quarterly dividend and expanded the Company’s share repurchase program in order to facilitate continued purchases of Anworth’s shares at discounts to book value.”

-	“In addition, the board recently added one new independent director who appears qualified to assist the board on the Company’s new direction and who should also help to provide a fresh perspective. The Company has also engaged a qualified investment bank to assist the board in a review of strategic alternatives.”

-	“Accordingly, we recommend that shareholders use the Company’s WHITE proxy card to vote FOR all management nominees.”

In its May 13, 2014 report, Egan-Jones stated*:

-	“The Company has a proven track record [of] building long-term stockholder value through strategic equity issuances and accretive buybacks. On the other hand, Western is focused on short-term and has failed to demonstrate that a change in the composition of the Board is warranted. We are not convinced that the dissident shareholders’ nominees, would work to the benefit of the shareholders given their level of industry expertise, public company experience and diversity.”

-	“…the solicitation being made by the dissidents could disrupt the ongoing efforts of the management toward the implementation of the strategic plan…and we recommend a vote “FOR” this Proposal on the WHITE proxy card provided by the management.”

Anworth stockholders are reminded that their vote is extremely important, no matter how many or how few shares they own. We urge stockholders to vote for the Company’s six director-nominees: Messrs. Lloyd McAdams, Lee A. Ault III, Joe E. Davis, Robert C. Davis, Joseph E. McAdams and Mark S. Maron – and reject Western Investment LLC’s (“Western”) nominees on the WHITE proxy card today.

The Anworth Board urges stockholders not to sign or return any gold proxy card they may receive from or on behalf of Western. Stockholders are urged not to return the gold card, even to vote against Western’s nominees, as doing so will only cancel out any previous vote cast for the Board’s director nominees.

*	Permission to use quotations was neither sought nor obtained.

If you have questions or need assistance voting your WHITE proxy card,

please contact:

105 Madison Avenue

New York, New York 10016

proxy@mackenziepartners.com

Call Collect: (212) 929-5500

or

Toll-Free (800) 322-2885

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About Anworth Mortgage Asset Corporation

Anworth is an externally-managed mortgage real estate investment trust. Our principal business is to invest primarily in securities guaranteed by the U.S. Government, such as Ginnie Mae, or guaranteed by federally sponsored enterprises, such as Fannie Mae or Freddie Mac. A small part of our business also consists of home rentals, where we acquire single-family residential properties within our target markets and lease them to quality tenants. We seek to generate income for distribution to our shareholders primarily based on the difference between the yield on our mortgage assets and the cost of our borrowings. We are managed by Anworth Management, LLC, or the Manager, pursuant a management agreement. The Manager is subject to the supervision and direction of our Board of Directors and is responsible for (i) the selection, purchase and sale of our investment portfolio; (ii) our financing and hedging activities; and (iii) providing us with management services and other services and activities relating to our assets and operations as may be appropriate. Our common stock is traded on the New York Stock Exchange under the symbol “ANH.” Anworth is a component of the Russell 2000® Index.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This news release may contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based upon our current expectations and speak only as of the date hereof. Forward-looking statements, which are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “anticipate,” “assume,” “estimate,” “intend,” “continue,” or other similar terms or variations on those terms or the negative of those terms. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including but not limited to, changes in interest rates; changes in the market value of our mortgage-backed securities; changes in the yield curve; the availability of mortgage-backed securities for purchase; increases in the prepayment rates on the mortgage loans securing our mortgage-backed securities; our ability to use borrowings to finance our assets and, if available, the terms of any financing; risks associated with investing in mortgage-related assets; changes in business conditions and the general economy, including the consequences of actions by the U.S. government and other foreign governments to address the global financial crisis; implementation of or changes in government regulations affecting our business; our ability to maintain our qualification as a real estate investment trust for federal income tax purposes; our ability to maintain an exemption from the Investment Company Act of 1940, as amended; risks associated with our home rental business; and the Manager’s ability to manage our growth. Our Annual Report on Form 10-K and other SEC filings discuss the most significant risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.